                            AURORA ELECTRONICS, INC.

                           OFFER TO PURCHASE FOR CASH
                   UP TO 6,500,000 SHARES OF ITS COMMON STOCK
                                       AT
                              $2.875 NET PER SHARE

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON FRIDAY, MARCH 22, 1996
                         UNLESS THE OFFER IS EXTENDED.

To Participants in the Employee Stock Purchase Plan of Aurora Electronics, Inc.:

     Enclosed for your consideration is an Offer to Purchase dated February 23, 1996 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by Aurora Electronics, Inc., a Delaware corporation (the "Company") to purchase for cash up to 6,500,000 of its outstanding shares of Common Stock, $.03 par value (the "Shares"), at $2.875 per Share net to seller.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT AS A PARTICIPANT IN THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN (THE "PLAN"). A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS AS EXPLAINED HEREIN. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD IN YOUR PLAN ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $2.875 per Share, net to the seller in cash.

          2. The Offer is being made for up to 6,500,000 of the Company's
     Shares.

          3. THE OFFER IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING A CONDITION THAT AT LEAST 2,000,000 SHARES BE TENDERED AND NOT WITHDRAWN AND A CONDITION THAT THE RECAPITALIZATION (AS DEFINED IN THE OFFER TO PURCHASE) AND THE TRANSACTIONS ASSOCIATED THEREWITH ARE CONSUMMATED.

          4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer.

     IF YOU WISH TO HAVE US TENDER ANY OF OR ALL THE SHARES HELD IN YOUR PLAN ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE INSTRUCTION FORM ENCLOSED WITH THIS LETTER AND THE SUBSTITUTE FORM W-9 BY 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 21, 1996, UNLESS THE OFFER IS EXTENDED. PLEASE NOTE THAT YOU WILL BE EXEMPT FROM BACKUP WITHHOLDING IF YOU PROVIDE YOUR SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER ON THE FORM W-9 OR CERTIFY THAT YOU HAVE APPLIED OR WILL PROMPTLY APPLY FOR SUCH A NUMBER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE TENDER OF SUCH SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED

PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO

                           AURORA ELECTRONICS, INC.'S

                           OFFER TO PURCHASE FOR CASH

                   UP TO 6,500,000 SHARES OF ITS COMMON STOCK

                                       AT

                                $2.875 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 23, 1996, and the related Letter of Transmittal, in connection with the offer by Aurora Electronics, Inc., a Delaware corporation, to purchase up to 6,500,000 shares of its Common Stock, $.03 par value (the "Shares"), at $2.875 per Share net in cash.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the assigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be tendered:

                          Shares*
--------------------------             --------------------------------------
                                       Signature(s)

                                       --------------------------------------

                                       --------------------------------------

                                       --------------------------------------

Dated:                   ,  1996.
       -----------------               --------------------------------------
                                       Please print name(s) and address(es) here

---------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

------------------------------------------------------------------------------------------------------------------
                                                    PAYOR'S NAME:
------------------------------------------------------------------------------------------------------------------
                                                                            Social security number or
  SUBSTITUTE                     Part 1 -- PLEASE PROVIDE YOUR TIN IN THE   Employer ID number
                                 BOX AT RIGHT AND CERTIFY BY SIGNING AND
                                 DATING BELOW.                                         /               /
                                                                            -----------------------------------------
                               ------------------------------------------------------------------------------------
                                 Part 2 -- Certification -- Under penalties of perjury, I certify that:
FORM W-9
DEPARTMENT OF THE TREASURY       (1) The number shown on this form is my correct Taxpayer Identification Number (or I
INTERNAL REVENUE SERVICE             am waiting for a number to be issued to me and I have checked the box in Part 3
PAYER'S REQUEST FOR                  below) and
TAXPAYER IDENTIFICATION
NUMBER (TIN)                     (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the
                                     "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                     Certification Instructions -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
                               ------------------------------------------------------------------------------------
                                                                                               Part 3 --
                                 SIGNATURE                             DATE                    Awaiting TIN  / /
------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
      ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty
(60) days.

Signature                                    Date
          ---------------------------------       ---------------------------

            INSTRUCTIONS WITH RESPECT TO AURORA ELECTRONICS, INC.'S
               OFFER TO PURCHASE FOR CASH UP TO 6,500,000 SHARES
                              OF ITS COMMON STOCK

                                       AT

                              $2.875 NET PER SHARE

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated February 23, 1996 of Aurora Electronics, Inc. (the "Company"), a Delaware corporation, and the related Letter of Transmittal, relating to the Company's offer to purchase up to 6,500,000 shares of its Common Stock, par value $.03 per share (the "Shares"). The undersigned understands that the Offer applies to Shares allocated to the undersigned in the Company's Employee Stock Purchase Plan (the "Plan").

     This will instruct you, as Plan Administrator and Record Holder of the Shares held in the account of the undersigned as a participant in the Plan, to tender the number of Shares indicated below that are held for the Plan account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:                     , 1996
       --------------------

-------------------------------------------------
NUMBER OF SHARES TO BE TENDERED*
                  Shares
------------------
-------------------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                                        Signature(s)

                                            ------------------------------------

                                            ------------------------------------
                                                    Please print name(s)

                                            ------------------------------------

                                            ------------------------------------
                                                 Address (Include Zip Code)

                                            ------------------------------------

                                            ------------------------------------
                                                Area Code and Telephone No.

                                            ------------------------------------

                                            ------------------------------------
                                             Taxpayer Identification or Social
                                                        Security No.

---------------

* Unless otherwise indicated, it will be assumed that all Shares in your Plan account are to be tendered.